CONSENT SOLICITATION STATEMENT
CHARYS HOLDING COMPANY, INC.
Solicitation of Consents to Consent and Amendment to Indenture

CUSIP Nos.
161420AA2 and 161420AB0

Charys Holding Company, Inc. (the “Company”) hereby solicits consents (“Consents”) from the Holders of the Notes (hereinafter defined) as of June 25, 2007 (the “Record Date”) to a certain proposed amendment and a consent to a refinancing (the “Consent and Amendment”) with respect to that certain Indenture among the Company, each subsidiary guarantor named therein, and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”) dated February 16, 2007, pursuant to which the Company has issued to the Holders $175,000,000 principal amount of 8.75% Senior Convertible Notes due 2012, and that certain Indenture dated March 8, 2007, pursuant to which the Company has issued to the Holders $26,250,000 principal amount of 8.75% Senior Convertible Notes due 2012 (both of such Indentures being collectively referred to as the “Indenture”).  Such Senior Convertible Notes are hereinafter defined as the “Notes.”

THE TRUSTEE AND THE DEPOSITARY DO NOT MAKE ANY RECOMMENDATION AS TO WHETHER OR NOT HOLDERS SHOULD DELIVER CONSENTS TO THE CONSENT AND AMENDMENT.

This Statement and the accompanying Consent and Letter of Transmittal contain or incorporate by reference important information that you should read before making a decision with respect to the requested Consents.

_____________

June 25, 2007

IMPORTANT

A beneficial owner of Notes that are held of record by a custodian bank, depositary, broker, trust company or other nominee must instruct such custodian or other nominee to deliver the Consent on the beneficial owner’s behalf.  See “Consent Solicitation — Procedure for Delivering Consents.”

The Depositary Trust Company (“DTC”) has authorized DTC participants that hold Notes on behalf of beneficial owners of Notes through DTC to deliver their Consents as if they were Holders.  Beneficial owners or delivering Holders will not be obligated to pay brokerage fees or commissions to the Trustee, the Depositary, the Information Agent, or the Company.

Questions and requests for assistance may be directed to the Trustee or the Information Agent at its address and telephone number set forth in this Statement.  Additional copies of this Statement and the Consent and Letter of Transmittal and other related materials may be obtained from the Trustee or the Information Agent.  Beneficial owners may also contact their brokers, dealers, commercial banks or trust companies through which they hold the Notes with questions and requests for assistance.

This Statement and the Consent and Letter of Transmittal contain important information that should be read before any decision is made with respect to a delivery of the Consents.

This Statement does not constitute an offer to purchase Notes in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such offer under applicable securities laws or “blue sky” laws.

The delivery of this Statement shall not under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof or that there has been no change in the information set forth herein or in any attachments hereto or in the affairs of the Company or any of its subsidiaries or affiliates since the date hereof.

No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this Statement and, if given or made, such information or representation may not be relied upon as having been authorized by the Company, the Trustee, the Information Agent, or the Depositary.

ii

SUMMARY

The following summary is provided solely for the convenience of Holders of the Notes.  This summary is not intended to be complete and is qualified in its entirety by reference to the full text and more specific details contained elsewhere in this Statement, the Consent and Letter of Transmittal and any amendments or supplements hereto or thereto.  Holders are urged to read this Statement in its entirety.  Each of the capitalized terms used in this summary and not defined herein has the meaning set forth elsewhere in this Statement.

The Company	Charys Holding Company, Inc.

The Notes
8.75% Senior Convertible Notes due 2012.  The Notes are governed by that certain Indenture among the Company, each subsidiary guarantor named therein, and The Bank of New York Trust Company, N.A., as Trustee, dated February 16, 2007, pursuant to which the Company has issued to the Holders $175,000,000 principal amount of 8.75% Senior Convertible Notes due 2012, and that certain Indenture dated March 8, 2007, pursuant to which the Company has issued to the Holders $26,250,000 principal amount of 8.75% Senior Convertible Notes due 2012 (both of such Indentures being collectively referred to as the “Indenture”).

Consent Solicitation	The Company is soliciting Consents to the Consent and Amendment. See “The Consent Solicitation — Purpose of the Consent Solicitation.”

Consent Date	5:00 p.m. New York City time, on July 10, 2007, unless extended by the Company. The Company retains the right to extend the Consent Date in its sole discretion.

Purpose of the Consent Solicitation
The purpose of the solicitation of Consents is to approve a certain proposed amendment and a consent to a refinancing as described in the Consent and Amendment attached to this Statement.  If the Consent and Amendment becomes operative, Holders who do not consent will be bound thereby notwithstanding the fact that they did not consent to the Consent and Amendment.  See “The Consent Solicitation — Purpose of the Consent Solicitation.”

How to Deliver Consents
Only registered holders of Notes are entitled to deliver the Consents.  Beneficial owners of Notes that are held of record by a custodian bank, depositary, broker, trust company or other nominee must instruct such custodian or nominee to deliver Notes on the beneficial owner’s behalf.

Information Agent	Michael Oyster. Mr. Oyster is a vice president and a director of the Company.

Depositary	The Bank of New York Trust Company, N.A.

Trustee	The Bank of New York Trust Company, N.A.

Record Date	Only Holders of record as of June 25, 2007 are entitled to deliver Consents.

Further Information
Any questions or requests for assistance concerning the Consents and requests for additional copies of this Statement and the Consent and Letter of Transmittal may be directed to the Trustee or the Information Agent at its telephone number and address set forth in this Statement.  Beneficial owners may also contact their brokers, dealers, commercial banks or trust companies through which they hold the Notes with questions and requests for assistance.

Intentionally Left Blank.

THE COMPANY

Charys Holding Company, Inc.

Charys Holding Company, Inc. is a Delaware corporation, formerly known as Spiderboy International, Inc., which was in the business of creating and running the Spiderboy.com search engine on the World Wide Web.  On February 27, 2004, as a result of a change of control transaction, the Company changed its business to that of a holding company.  The Company changed its name from Spiderboy International, Inc. to Charys Holding Company, Inc. on June 25, 2004, following its change of domicile from Minnesota to Delaware by a merger of Spiderboy International, Inc. into Charys Holding Company, Inc.

The Company’s material subsidiaries are organized into two primary business lines:

•	Remediation and reconstruction; and

•	Wireless communications and data infrastructure.

From formation, the Company’s initial business strategy was to grow rapidly through the acquisition of key companies in specific industries poised for growth, and then to integrate those businesses into larger firms of sufficient scale to achieve preferential relationships with strategic customers.  Having successfully acquired a number of operating companies in these industries, the Company’s primary focus is now on the development and implementation of strategies to maximize their growth by leveraging complimentary economies of scale and presence through its integrated business model.

Remediation and Reconstruction.  The Company’s remediation and reconstruction business line includes emergency planning and coordination, response to catastrophic losses, reconstruction and restoration and environmental remediation.  The Company’s services cover the restoration and maintenance of commercial, industrial, marine, residential and institutional properties that have suffered catastrophic or other casualty losses.  The Company’s services include:

•
Emergency planning and coordination services designed to minimize the human and asset risk in unexpected catastrophic incidents.  Personnel situations are predefined, and business continuity is ensured through comprehensive preparedness plans.  Services include developing responses for emergencies ranging from minor catastrophes to major disasters.  Emergency preparedness management plans are prepared that establish clear practices and procedures for the Company’s public and private sector clients.  Assessments are performed and tactics are developed, tested and trained.  In the event of a catastrophe, the response teams are deployed, with trained professional tactical leaders as first responders, to establish control, communications and contingency management that ensure discipline of procedures for asset recovery and resumption of business.

•
Fire restorative services involve using the latest techniques and equipment to remove hazardous contaminants; restoring structures and equipment to full productivity; assessing and implementing the most effective and timely reconstruction procedures; and decontaminating and restoring facilities and equipment.  Specific services the Company provides include twenty-four hour emergency rapid response and mobilization; content and structure cleaning; smoke deodorization; cleaning and decontamination of air systems; emergency securing of buildings; electronic file recovery; document recovery and reproduction; moving and storage; monitoring of air quality during restoration; carpet cleaning; debris removal; and furniture refinishing.

•
Water restoration services include providing rapid response to water damage and extraction of water in order to minimize losses and subsequent reconstruction.  Unique services relating to commercial properties address business interruption, continuity and loss of revenue in connection with restorative services.  In addition, the Company also offers content and structural mold remediation.

•
The Company also offers a wide range of expanded professional catastrophic emergency services, including the Company’s Nationwide Catastrophe Response program, pursuant to which, in connection with major catastrophes, such as a major hurricane or earthquake, the Company provides resource management and coordination of a network of pre-qualified firms.  The Company also assists clients in complying with the financial procedures required for acceptance of their claims by federal government agencies and insurance providers.

Wireless Communications and Data Infrastructure.  The Company’s wireless communications and data infrastructure business line provides an array of telecommunications infrastructure services to large services providers and other business enterprises.  This family of companies provides engineering services, program management, construction, installation and maintenance services, premise wiring services, tower and radio infrastructure services, and technology implementation and integration services.  As a provider with a complete portfolio of infrastructure engineering and construction capabilities, the Company is also able to provide rapid deployment and restoration services in support of the Company’s remediation and reconstruction business unit.  The Company’s services include:

•
Engineering and project management services, including outside plant, civil and environmental engineering and design of towers, and aerial, underground fiber optic and copper cable systems.  Systems integration is performed for technology deployments, including wide area radio systems, municipal broadband networks and business enterprise systems.  Project management services for nationwide wireless installations include site survey and acquisition, site environmental engineering and tower engineering and evaluation.

•
Construction, installation and maintenance services include placing and splicing cable, excavation and placement of conduit and cable systems, placing of structures such as poles, cabinets and closures and installation and maintenance of transmission and central office equipment.  Tower and infrastructure services include site acquisition, engineering, construction, build to suit, electronics installation and maintenance.  Radio and electronics technology is staged, assembled and tested in the Company’s secure and environmentally controlled facilities.

•
Technology implementation and integration services are designed to assist organizations of all sizes build more effective customer relationships by streamlining business processes, leveraging sophisticated technologies and increasing the efficiency of critical business interactions.  Services include business process consulting, communication systems auditing and analysis, custom system design, application development, system implementation integration, technical support and contact center outsourcing.

The Company’s principal executive offices are located at 1117 Perimeter Center West, Suite N415, Atlanta, Georgia  30338.  The Company’s telephone number is (678) 443-2300.

 THE CONSENT SOLICITATION

General

This solicitation of Consents begins on the effective date of this Statement and will terminate, if not sooner terminated, at 5:00 p.m., New York City time, on July 10, 2007, unless extended, with or without notice, until 5:00 p.m., New York City time, on July 24, 2007, unless on or prior to either of such dates (the “Consent Date”) Consents have been received representing a majority in aggregate principal amount of the Notes then outstanding (currently $201,250,000) (the “Requisite Consents”).  However, at any time before the Consent Date, the Company may terminate the solicitation of Consents.  Only Holders of record as of June 25, 2007 (the “Record Date”) are entitled to deliver Consents.

Purpose of the Consent Solicitation

The Company is soliciting Consents to the adoption of a proposed amendment to the Indenture and a consent to a refinancing of “Existing Secured Indebtedness” as defined in the Indenture as described in that certain Consent and Amendment to Indenture attached as Attachment A to this Statement (the “Consent and Amendment”).  The purpose of the solicitation of the Consents is to amend the Indenture to enable the Company to re-allocate the $35,000,000 of “Existing Secured Indebtedness” currently available to its Crochet & Borel subsidiary among the Company’s other subsidiaries in order to implement the reorganization of its business into two distinct business operations, disaster/remediation, and telecommunications and construction activities related thereto.  The ability of the Company to allocate existing lines of credit among its subsidiaries is important to and consistent with the Company’s business plan.  In order to permit the requested ability to allocate “Existing Secured Indebtedness” it is necessary to amend the definition of “Existing Secured Indebtedness” as described in the Consent and Amendment.

In addition, the Company has refinanced its Series D preferred stock in exchange for Subordinated Unsecured Convertible Notes in an aggregate amount of $15,037,278, pursuant to that certain Securities Exchange Agreement dated as of April 30, 2007, by and among the Company and the investors listed on the Schedule of Investors attached thereto, all more fully described in a Form 8-K filed by the Company with the Securities and Exchange Commission on May 24, 2007 (the “Series D Transaction”).  The Series D preferred stock provided for certain payments and other obligations by the Company.  The Company felt it was in its best interests to incorporate all of these obligations into Subordinated Unsecured Convertible Notes and cancel the Series D preferred stock.  The Company desires for the Holders of the Notes to consent to the refinancing and exchange.

All capitalized terms used herein shall have the same meanings ascribed to those terms as defined in the Indenture and the Series D Transaction, unless the context requires otherwise.

The Trustee and the Depositary do not make any recommendation as to whether or not Holders should deliver their Consents.  The Information Agent is an officer and a director of the Company.  Holders must make their own decisions with regard to the Consents.  The Company is seeking the Consents to the Consent and Amendment as a single Consent and Amendment.  A Consent purporting to consent to less than all of the Consent and Amendment will not be valid.  The delivery of a Consent by a Holder constitutes the delivery of a Consent to all of the matters described in the Consent and Amendment.

The Consent and Amendment will be effected by its delivery on or promptly following the Consent Date.  The Consent and Amendment require the Consent of Holders of a majority in aggregate principal amount of the Notes then outstanding (currently $201,250,000) (the “Requisite Consents”).  If the Consent and Amendment become operative, all Holders will be bound thereby notwithstanding the fact that they did not consent to the Consent and Amendment.

Procedure for Delivering Consents

The delivery of the Consents by one of the procedures set forth herein will constitute the Consent of the delivering Holder to the Consent and Amendment.  By executing a Consent and Letter of Transmittal as set forth below, a delivering Holder irrevocably consents to the Consent and Amendment.

The method of delivery of Consents and Letters of Transmittal, any required signature guarantees and all other required documents is at the election and risk of the person delivering Consent and Letters of Transmittal and, except as otherwise provided in the Consent and Letter of Transmittal, delivery will be deemed made only when actually received by the Depositary.  If delivery is by mail, it is suggested that Holders use registered mail with return receipt requested, and that the mailing be made sufficiently in advance of the Consent Date, to permit delivery to the Depositary on or prior to such date.  Holders desiring to deliver their Consents on the Consent Date should note that such Holders must allow sufficient time for completion of the procedures during the normal business hours of the Depositary on such respective date.  Manually signed facsimile copies of the Consent and Letter of Transmittal, properly completed and duly executed, will be accepted.

Delivery of Consents Held Through a Custodian.  Only Holders are authorized to deliver Consents.  The procedures by which Consents may be delivered by beneficial owners that are not Holders will depend upon the manner in which the Notes are held.  To effectively deliver Consents that are held of record by a custodian bank, depositary, broker, trust company or other nominee, the beneficial owner thereof must instruct such custodian to deliver the Consents on the beneficial owner’s behalf.  Any beneficial owner of Notes held of record by DTC or its nominee, through authority granted by DTC, may direct the DTC participant through which such beneficial owner’s Notes are held in DTC, to consent on such beneficial owner’s behalf, by delivering a completed Letter of Transmittal.

Delivery of Consents Held Through DTC.  To effectively deliver Consents pursuant to Notes that are held through DTC, the Consents must be delivered to the Depositary as described herein and DTC participants should either (i) properly complete and duly execute the Consent and Letter of Transmittal (or a manually signed facsimile thereof), together with any other documents required by the Consent and Letter of Transmittal, and mail or deliver the Consent and Letter of Transmittal and such other documents to the Depositary at the address of the Depository set forth in this Statement prior to 5:00 p.m. on the Consent Date.

Signature Guarantees.  Signatures on all Consents and Letters of Transmittal, if necessary, must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program (a “Medallion Signature Guarantor”), unless the Consents delivered thereby are delivered (a) by a registered Holder of Notes (or by a participant in DTC whose name appears on a security position listing as the owner of such Notes) or (b) for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States.  If the Notes are registered in the name of a person other than the signer of the Consent and Letter of Transmittal, then the signatures on the Consent and Letter of Transmittal accompanying the delivered Consents must be guaranteed by a Medallion Signature Guarantor as described above.

Determination of Validity.  All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any deliveries of Consents pursuant to any of the procedures described above will be determined by the Company in its sole discretion (whose determination shall be final and binding).  The Company reserves the absolute right to reject any or all deliveries of any Consents determined by it not to be in proper form or if the acceptance thereof may, in the opinion of the Company’s counsel, be unlawful.  The Company’s interpretation of the terms and conditions of the Consents (including the Consent and Letter of Transmittal and the instructions thereto) will be final and binding.  None of the Company, the Depositary, the Trustee, the Information Agent, or any other person will be under any duty to give notification of any defects or irregularities in deliveries or will incur any liability for failure to give any such notification.

 CERTAIN SIGNIFICANT CONSEQUENCES TO NON-DELIVERING HOLDERS

In deciding whether to execute the Consents, each Holder should consider carefully, in addition to the other information contained in this Statement, if the Requisite Consents are received and the Consent and Amendment is executed, the Consent and Amendment will be adopted, even if all of the Holders do not the Consent and Amendment.

The Consent and Amendment will not relieve the Company from its obligation to make scheduled payments of principal and accrued interest on the Notes in accordance with the terms of the Indenture as currently in effect.  In addition, the Indenture will remain subject to the provisions of the Trust Indenture Act of 1939.

THE DEPOSITARY AND THE INFORMATION AGENT

In connection with the Consents, the Company has retained The Bank of New York Trust Company, N.A. to act as Depositary and has designated Michael Oyster, a vice president and director of the Company, to act as the Information Agent.

The Depositary does not assume any responsibility for the accuracy or completeness of the information concerning the Company contained in this Statement or for any failure by the Company to disclose events that may have occurred and may affect the significance or accuracy of such information.

Any Holder that has questions concerning the terms of the Consent and Amendment or additional copies of this Statement or the Consent and Letter of Transmittal may contact the Company, the Trustee, or the Information Agent at their respective addresses and telephone numbers set forth in this Statement.  Holders of Notes may also contact their broker, dealer, commercial bank or trust company for assistance concerning the Consent and Amendment.

Consents and Letters of Transmittal and all correspondence in connection with the Consent and Amendment should be sent or delivered by each Holder or a beneficial owner’s broker, dealer, commercial bank, trust company or other nominee to the Depositary at the addresses or to the facsimile number set forth in this Statement.

The Company has agreed to reimburse the Trustee and the Depositary for their reasonable out-of-pocket expenses and to indemnify the Trustee against certain liabilities, including certain liabilities under the U.S. federal securities and state laws.  The Trustee and the Depositary will receive customary fees for their services.  The Information Agent will receive no compensation for its services hereunder.

In connection with the Consent and Amendment, directors and officers of the Company and its affiliates may solicit deliveries by use of the mails, personally or by telephone, facsimile, telegram electronic communication or other similar methods.  Directors and officers of the Company will not be specifically compensated for these services and no fees or commissions have been or will be paid by the Company to any broker, dealer or other person, other than Trustee and the Depositary, in connection with the Consent and Amendment.  The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of the Statement and related documents to the beneficial owners of the Notes and in handling or forwarding deliveries of Consent and Amendment by their customers.

AVAILABLE INFORMATION

The Company files reports and other information with the Securities and Exchange Commission.  These reports and other information can be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  The Commission also maintains an Internet site at http://www.sec.gov that contains reports, proxies and other information regarding registrants that file electronically with the Commission, and certain of the Company’s filings are available at such web site.  Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by the Company with the Commission are incorporated herein by reference and shall be deemed to be part hereof:

•	The Company’s latest annual report on Form 10-KSB/A for the fiscal year ended April 30, 2006, filed on September 22, 2006.

•	The Company’s registration statement on Form SB-2, filed on April 30, 2007.

•	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Form 10-KSB/A referred to in (a) above.

All documents and reports filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Statement and prior to the termination of the Consent and Amendment made hereby shall be deemed incorporated herein by reference and shall be deemed to be a part hereof from the date of filing of such documents and reports.  Any statement contained in a document incorporated or deemed to be incorporated by reference hereto, or contained in this Statement, shall be deemed to be modified or superseded for purposes of this Statement to the extent that a statement contained herein or in any subsequently filed document or report that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Information furnished under Items 2.02 and 7.01 of any Current Reports on Form 8-K, including the related exhibits, is not incorporated by reference in this Statement.

MISCELLANEOUS

No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this Statement and, if given or made, such information or representation may not be relied upon as having been authorized by the Company.

The Depositary for the Consents is:
The Bank of New York Trust Company, N.A.

Corporate Trust Operations
Reorganization Unit
101 Barclay Street - 7E
New York, New York 10286
Attention:  Randolph Holder

By Facsimile Transmission:
(For Eligible Institutions only)
(212) 298-1915
Confirm Facsimile Transmission
by Telephone:
(212) 815-5098

Additional copies of the Statement or the Consent and Letter of Transmittal may be obtained from the Information Agent at its address and telephone numbers set forth below.  Beneficial owners may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Statement.

The Information Agent for the Solicitation of Consents is:
Michael Oyster
1117 Perimeter Center West
Suite N415
Atlanta, Georgia 30338
(678) 443-2300

Attachment:
Attachment A – Consent and Amendment

Attachment A
Consent and Amendment